                                                FILED PURSUANT TO RULE 424(B)(3)
                                            REGISTRATION STATEMENT NO. 333-52463

                          PROSPECTUS SUPPLEMENT NO. 1
                                       TO
                        PROSPECTUS DATED AUGUST 11, 1998

                          WESTERN DIGITAL CORPORATION
            ZERO COUPON CONVERTIBLE SUBORDINATED DEBENTURES DUE 2018
          AND SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF
                            ------------------------

     The following information supplements, and must be read in connection with, the information contained in the Prospectus, dated August 11, 1998 (the "Prospectus"), of Western Digital Corporation, a Delaware corporation. This Prospectus Supplement must be delivered with a copy of the Prospectus. All capitalized terms not otherwise defined herein have the respective meanings ascribed to them in the Prospectus.

     The following information replaces in its entirety the information provided in the Prospectus under the caption "Selling Securityholders."
                            ------------------------

                            SELLING SECURITYHOLDERS

     The following table sets forth information as of September 1, 1998, with respect to the Selling Securityholders, the respective principal amount of Debentures beneficially owned by each Selling Securityholder, the principal amount of Debentures offered hereby by each Selling Securityholder, the Common Stock owned by each Selling Securityholder and the Common Stock issued or issuable upon conversion of such Debentures, that may be sold from time to time pursuant to this Prospectus. The Debentures and the Common Stock issued or issuable upon conversion of such Debentures that may be offered pursuant to this Prospectus will be offered by the Selling Securityholders.

                                   PRINCIPAL AMOUNT
                                     OF DEBENTURES      PERCENT OF TOTAL      COMMON STOCK         COMMON STOCK
                                  BENEFICIALLY OWNED      OUTSTANDING          OWNED PRIOR       REGISTERED HEREBY
    SELLING SECURITYHOLDERS       AND OFFERED HEREBY       DEBENTURES         TO CONVERSION             (1)
    -----------------------       -------------------   ----------------   -------------------   -----------------
Aim Charter Fund................      $40,000,000               3                    --                597,400
Aim V.I. Growth and Income
  Fund..........................       10,000,000               *                    --                149,350
Aldebaran SAL...................           60,000               *                    --                    896
Alexandra Global Investment
  Fund, I.......................        9,000,000               *                    --                134,415
Alta Partners Holding, LDC......        5,000,000               *                    --                 74,675
Alutrade International SA.......          600,000               *                    --                  8,961
American Stores.................        2,000,000               *                    --                 29,870
AMOCO Corporation Master Trust..        4,780,000               *                    --                 71,389
Argent Classic Convertible
  Arbitrage Fund (Bermuda)
  L.P. .........................       38,500,000               3                    --                574,997
Argent Classic Convertible
  Arbitrage Fund L.P. ..........       12,500,000               *                    --                186,687
Arkansas PERS...................        1,500,000               *                    --                 22,402
Baltimore Gas & Electric........        1,250,000               *                    --                 18,668
Bancamerica Robertson
  Stephens......................        1,500,000               *                    --                 22,402

                                   PRINCIPAL AMOUNT
                                     OF DEBENTURES      PERCENT OF TOTAL      COMMON STOCK         COMMON STOCK
                                  BENEFICIALLY OWNED      OUTSTANDING          OWNED PRIOR       REGISTERED HEREBY
    SELLING SECURITYHOLDERS       AND OFFERED HEREBY       DEBENTURES         TO CONVERSION             (1)
    -----------------------       -------------------   ----------------   -------------------   -----------------
Bear Stearns Securities
  Corp. ........................      214,550,000              17                    --              3,204,304
Bell Atlantic Master Trust......        1,600,000               *                    --                 23,896
Black Diamond Ltd. .............        5,491,000               *                47,170                 82,008
Black Diamond Partners, L.P. ...        4,930,000               *                47,955                 73,629
Bonannay Investments Limited....          100,000               *                    --                  1,493
Bond Fund Series -- Oppenheimer
  Fund for Growth...............       11,000,000               *                    --                164,285
Boston College Endowment Fund...          542,000               *                    --                  8,094
BT Holdings.....................       11,000,000               *                    --                164,285
Buffalo High Yield Fund,
  Inc. .........................        2,000,000               *                    --                 29,870
Business Investment Organisation
  Co. Ltd. -- metal a/c.........          280,000               *                    --                  4,181
Canadian Imperial Holdings
  Inc. .........................       22,500,000               2                    --                336,037
Carrigaholt Capital (Bermuda)
  L.P. .........................        2,500,000               *                    --                 37,337
Century National Insurance
  Company.......................        2,180,000               *                    --                 32,558
CFW-C, L.P. ....................       30,000,000               2                    --                448,050
Chapin Carpenter, Mary..........           25,000               *                    --                    373
Charles Schwab Trust Company....          240,000               *                    --                  3,584
Chrysler Insurance Company --
  Total Return..................           70,000               *                    --                  1,045
City of Richmond, Virginia......          200,000               *                    --                  2,987
City of Worcester,
  Massachusetts.................          400,000               *                    --                  5,974
Class IC Company, Ltd., The.....        2,500,000               *                    --                 37,337
Collins US Premier Equity
  Trust.........................          250,000               *                    --                  3,733
Colonial Penn Life Insurance
  Co. ..........................          500,000               *                    --                  7,467
Commonwealth Life Insurance
  Comp. (Teamsters -- Camden
  Non-Enhanced).................        5,000,000               *                    --                 74,675
Connell, Eileen M...............           40,000               *                    --                    597
Corbel Investments, Ltd. .......          400,000               *                    --                  5,974
Corporate Investment Services
  SAL (Offshore) -- growth
  a/c...........................          240,000               *                    --                  3,584
Cova Bond -- Debenture..........        1,500,000               *                    --                 22,402
CPR (USA) Inc. .................        7,650,000               *                    --                114,252
Credit Suisse London Nominees
  Limited.......................        4,000,000               *                91,500                 59,740
Data General....................          300,000               *                    --                  4,480
Delozier, Joseph and Jan........           15,000               *                    --                    224
Detroit Edison Employees........        2,250,000               *                    --                 33,603
Detroit Medical Endowment.......          850,000               *                    --                 12,694
Detroit Medical Pension.........        1,200,000               *                    --                 17,922
Deutsche Bank A.G...............      126,885,000              10                    --              1,895,027
Donaldson, Lufkin & Jenrette
  Securities Corporation........          561,000               *                    --                  8,378
Double Black Diamond Offshore
  LDC...........................        2,316,000               *                 9,300                 34,589
Employers' Reinsurance
  Corporation...................        4,795,000               *                    --                 71,613

                                   PRINCIPAL AMOUNT
                                     OF DEBENTURES      PERCENT OF TOTAL      COMMON STOCK         COMMON STOCK
                                  BENEFICIALLY OWNED      OUTSTANDING          OWNED PRIOR       REGISTERED HEREBY
    SELLING SECURITYHOLDERS       AND OFFERED HEREBY       DEBENTURES         TO CONVERSION             (1)
    -----------------------       -------------------   ----------------   -------------------   -----------------
Ensign Peak Advisors............        3,000,000               *                    --                 44,805
EQ Putnam Balanced Portfolio....           50,000               *                    --                    746
Federated Equity Income Fund,
  Inc. .........................       29,000,000               2                    --                433,115
Federated Insurance Series, a
  Massachusetts business trust,
  on behalf of its Federated
  Equity Income Fund II.........          600,000               *                    --                  8,961
Fidelity Securities Fund:
  Fidelity Growth and Income
  Portfolio.....................       70,000,000               5                    (2)             1,045,450
Forest Alternative Strategies
  Fund A-5I.....................        1,080,000               *                    --                 16,129
Forest Alternative Strategies
  Fund A-5M.....................          510,000               *                    --                  7,616
Forest Alternative Strategies
  Fund B-3......................          700,000               *                    --                 10,454
Forest Global Convertible Fund
  A-1...........................           90,000               *                    --                  1,344
Forest Global Convertible Fund
  A-5...........................          400,000               *                    --                  5,974
Forest Global Convertible Fund
  B-1...........................          400,000               *                    --                  5,974
Forest Global Convertible Fund
  B-2...........................          500,000               *                    --                  7,467
Forest Global Convertible Fund
  B-3...........................          400,000               *                    --                  5,974
Forest Global Convertible Fund
  B-5...........................          800,000               *                    --                 11,948
Forest Greyhound c/o Forest
  Investment Management LLC.....          400,000               *                    --                  5,974
Forest Performance Fund.........          800,000               *                    --                 11,948
Fort Dearborn Life Insurance
  Company.......................          360,000               *                    --                  5,376
Fox Family Foundation DTD
  10/10/87 c/o Forest Investment
  Management LLC................          100,000               *                    --                  1,493
Fox Family Portfolio Partnership
  c/o Forest Investment
  Management LLC................          900,000               *                    --                 13,441
Franklin Investors Securities
  Trust -- Convertible
  Securities Fund...............        6,000,000               *                    --                 89,610
Franklin Strategic
  Series -- Franklin Small Cap
  Growth Fund...................       23,800,000               2                    --                355,453
Franklin U.S. Small Cap Growth
  Fund..........................          200,000               *                    --                  2,987
Fundamental Investors, Inc. ....       22,500,000               2                    --                336,037
Gencorp.........................        4,350,000               *                    --                 64,967
General Motors Domestic Group
  Pension Trust.................        2,500,000               *                    --                 37,337
George Putnam Fund of Boston,
  The...........................        8,810,000               *                    --                131,577
Gleneagles Fund Company, The....        1,500,000               *                    --                 22,402
GLG Global Convertible Fund
  PLC...........................       10,000,000               *                    --                149,350
Goldman, Sachs & Co. ...........       26,826,000               2                    --                400,646
GPZ Trading LLC.................        8,000,000               *                    --                119,480
Gruber-McBaine International....          200,000               *                    --                  2,987

                                   PRINCIPAL AMOUNT
                                     OF DEBENTURES      PERCENT OF TOTAL      COMMON STOCK         COMMON STOCK
                                  BENEFICIALLY OWNED      OUTSTANDING          OWNED PRIOR       REGISTERED HEREBY
    SELLING SECURITYHOLDERS       AND OFFERED HEREBY       DEBENTURES         TO CONVERSION             (1)
    -----------------------       -------------------   ----------------   -------------------   -----------------
Habile Investments Limited......          200,000               *                    --                  2,987
Halliburton High Yield..........        1,250,000               *                    --                 18,668
Hamilton Global Investors
  Limited.......................        6,000,000               *                    --                 89,610
Hamilton Partners Limited.......        4,000,000               *                    --                 59,740
Heritage Finance and Trust
  Co. ..........................          350,000               *                    --                  5,227
Highbridge Capital
  Corporation...................       15,000,000               1                    --                224,025
Houston Fire "B"................        4,000,000               *                    --                 59,740
Houston Municipal...............        2,000,000               *                    --                 29,870
HSBC Securities Inc. ...........        7,100,000               *                    --                106,038
Idanta Partners Ltd. ...........        8,000,000               *                    --                119,480
Income Fund of America, Inc.,
  The...........................      112,500,000               9                    --              1,680,187
Issa, Mr. Pierre & Mrs.
  Claude........................           80,000               *                    --                  1,194
J.P. Morgan & Co.
  Incorporated..................       19,400,000               1                    --                289,739
Jatyco Inc. -- No. 2 a/c........          120,000               *                    --                  1,792
Jefferies & Co. ................           95,000               *                    --                  1,418
KA Management Ltd. .............       12,945,399               *                    --                193,339
KA Trading LP...................        5,554,601               *                    --                 82,957
Kapiolani Health................          365,000               *                    --                  5,451
Kensington Value Fund LLC.......        1,000,000               *                    --                 14,935
Lagunitas Partners LP...........          200,000               *                    --                  2,987
LDG Limited.....................        1,500,000               *                    --                 22,402
Levin Charitable Trust..........           40,000               *                    --                    597
Libertyview Fund LLC............          300,000               *                    --                  4,480
Libertyview Plus Fund...........        8,550,000               *                    --                127,097
LLT Limited.....................          810,000               *                    --                 12,907
Lombard Odier & Cie.............        1,814,000               *                    --                 27,092
Loomis Sayles Fixed Income
  Fund..........................        1,250,000               *                    --                 18,668
Loomis Sayles High Yield Fixed
  Income Fund...................          400,000               *                    --                  5,974
Loomis Sayles Offshore High
  Yield.........................        2,500,000               *                    --                 37,337
Maine State Retirement System...        3,500,000               *                    --                 52,272
Marsh & McLennan Companies
  Inc. .........................          360,000               *                    --                  5,376
Mellon Bank NA, Trustee for
  General Motors Employees
  Domestic Group Pension
  Trust.........................        2,500,000               *                    --                 37,337
Merrill Lynch International
  Ltd. .........................       11,500,000               1                    --                171,752
Merrill Lynch Pierce Fenner &
  Smith.........................       30,750,000               2                    --                459,251
Metropolitan Life fbo General
  Motors........................          750,000               *                    --                 11,201
Metropolitan Life LS High Yield
  Series........................        1,400,000               *                    --                 20,909
Millennium Trading Co. L.P. ....        9,000,000               *                    --                134,415
Milwaukee County, Wisconsin.....        1,000,000               *                    --                 14,935
Minneapolis Teachers............        1,650,000               *                    --                 24,642
Museum of Fine Arts, Boston.....          590,000               *                    --                  8,811

                                   PRINCIPAL AMOUNT
                                     OF DEBENTURES      PERCENT OF TOTAL      COMMON STOCK         COMMON STOCK
                                  BENEFICIALLY OWNED      OUTSTANDING          OWNED PRIOR       REGISTERED HEREBY
    SELLING SECURITYHOLDERS       AND OFFERED HEREBY       DEBENTURES         TO CONVERSION             (1)
    -----------------------       -------------------   ----------------   -------------------   -----------------
NationsBanc Montgomery
  Securities, LLC...............       10,000,000               *                    --                149,350
Nationwide Family of Funds, on
  behalf of its Nationwide E
  Equity Income Fund............          120,000               *                    --                  1,792
Nationwide Separate Account
  Trust Equity Income Fund......          120,000               *                    --                  1,792
Navesink Equity Derivative Fund
  LDC...........................       11,000,000               *                    --                164,285
New England Strategic Income
  Fund..........................        3,000,000               *                    --                 44,805
New Hampshire State Retirement
  System........................        3,100,000               *                    --                 46,298
New York City Employees'
  Retirement Plan...............        2,425,000               *                    --                 36,217
New York City Firemen's
  Retirement Plan...............        2,400,000               *                    --                 35,844
New York City Teachers
  Retirement System.............        9,500,000               *                    --                141,882
New York State Electric & Gas
  Ret. Ben. Plan................        2,000,000               *                    --                 29,870
Nike Co. .......................          400,000               *                    --                  5,974
Northwestern Mutual Life
  Insurance Company, The
  (Includes $1,000,000 in
  principal amount held by The
  Northwestern Mutual Life
  Insurance Company Group
  Annuity Separate Account).....        8,000,000               *                    (3)               119,480
Oakmont Holdings Limited........           40,000               *                    --                    597
OCM Convertible Limited
  Partnership...................          100,000               *                    --                  1,493
OCM Convertible Trust...........        1,965,000               *                    --                 29,347
Oppenheimer Variable Account
  Funds for the Oppenheimer
  Growth & Income Fund..........        3,000,000               *                    --                 44,805
Orange County Retirement........        2,250,000               *                    --                 33,603
Orrington International Fund
  Ltd. .........................        2,238,000               *                    --                 33,424
Orrington Investments LP........        3,762,000               *                    --                 56,185
Pacific Life Insurance
  Company.......................        3,000,000               *                    --                 44,805
Palladin Overseas Fund Ltd. ....        1,500,000               *                    --                 22,402
Palladin Partners I. L.P. ......          500,000               *                    --                  7,467
Paloma Securities L.L.C.........       22,650,000               2                 7,400                338,277
Paloma Strategic Fund L.P. .....       10,000,000               *                    --                149,350
Parker-Hannifin Corporation.....          750,000               *                    --                 11,201
Partner Reinsurance Co. ........        1,000,000               *                    --                 14,935
Partners Healthcare Services....        2,100,000               *                    --                 31,363
Pension Reserves Investment
  Trust.........................        2,000,000               *                    --                 29,870
Pepperdine University Pool A1...          465,000               *                    --                  6,944
Pepperdine University Pool A2...          295,000               *                    --                  4,405
Promutual.......................        2,540,000               *                    --                 37,934

                                   PRINCIPAL AMOUNT
                                     OF DEBENTURES      PERCENT OF TOTAL      COMMON STOCK         COMMON STOCK
                                  BENEFICIALLY OWNED      OUTSTANDING          OWNED PRIOR       REGISTERED HEREBY
    SELLING SECURITYHOLDERS       AND OFFERED HEREBY       DEBENTURES         TO CONVERSION             (1)
    -----------------------       -------------------   ----------------   -------------------   -----------------
Putnam Balanced Retirement
  Fund..........................        2,590,000               *                    --                 38,681
Putnam Convertible Income-Growth
  Trust.........................       35,563,000               3                    --                531,133
Putnam Convertible Opportunities
  and Income Trust..............        1,945,000               *                    --                 29,048
Putnam Equity Income Fund.......        3,780,000               *                    --                 56,454
Putnam Funds Trust -- Putnam
  High Yield Total Return
  Fund..........................          245,000               *                    --                  3,659
Putnam High Income Convertible
  and Bond Fund.................        4,000,000               *                    --                 59,740
Q Investments, L.P. ............        2,750,000               *                    --                 41,071
R(2) Investments, LDC...........        6,990,000               *                    --                104,395
Raytheon Master Trust...........        4,250,000               *                    --                 63,473
Rhode Island Retirement.........        9,625,000               *                    --                143,749
RJR Defined Benefit Master
  Trust.........................          385,000               *                    --                  5,749
RJR Foundation..................           50,000               *                    --                    746
Rohne-Poulenc Rorer Inc. Pension
  Plan..........................          800,000               *                    --                 11,948
Salomon Brothers Capital
  Structure Arbitrage Fund......        6,000,000               *                    (4)                89,610
Salomon Brothers Equity
  Arbitrage Finance Ltd Fund....        2,000,000               *                    (4)                29,870
Sanders, Mark and Cynthia.......           40,000               *                    --                    597
Shepherd Investments
  International, Ltd. ..........       33,465,000               3                    --                499,799
Silverton International Fund
  Limited.......................        8,600,000               *                    --                128,441
Societe Generale Securities
  Corporation...................        5,000,000               *                    --                 74,675
Southern Farm Bureau Life
  Insurance Co. ................        1,500,000               *                    --                 22,402
State of Connecticut Fund "F"...        5,000,000               *                    --                 74,675
State of Oregon -- Equity.......       10,000,000               *                    --                149,350
Susquehanna Capital Group.......       20,000,000               2                    --                298,700
Talwar Trading & Investments
  Ltd. .........................          120,000               *                    --                  1,792
Teamsters Affiliates Pension
  Plan..........................        2,125,000               *                    --                 31,736
Teamsters Retirement and Family
  Protection....................          300,000               *                    --                  4,480
Tower, Peter & Elizabeth (Tower
  Foundation)...................          150,000               *                    --                  2,240
TQA Arbitrage Fund, L.P. .......        1,000,000               *                    --                 14,935
TQA Leverage Fund, L.P. ........        3,000,000               *                    --                 44,805
TQA Vantage Fund, Ltd. .........        5,000,000               *                    --                 74,675
TQA Vantage Plus, Ltd. .........        1,500,000               *                    --                 22,402
Tribeca Investments, L.L.C......       20,000,000               2                    --                298,700
UA General Officers Retirement
  Plan..........................           50,000               *                    --                    746
UA Local Union Officers &
  Employees Pension.............          400,000               *                    --                  5,974

                                   PRINCIPAL AMOUNT
                                     OF DEBENTURES      PERCENT OF TOTAL      COMMON STOCK         COMMON STOCK
                                  BENEFICIALLY OWNED      OUTSTANDING          OWNED PRIOR       REGISTERED HEREBY
    SELLING SECURITYHOLDERS       AND OFFERED HEREBY       DEBENTURES         TO CONVERSION             (1)
    -----------------------       -------------------   ----------------   -------------------   -----------------
UA Office Employees Retirement
  Plan..........................           25,000               *                    --                    373
UFCW............................          500,000               *                    --                  7,467
United Mine Workers.............        4,900,000               *                    --                 73,181
University of Rochester.........          590,000               *                    --                  8,811
Van Kampen American Capital
  Convertible Securities Fund...        1,280,000               *                    (5)                19,116
Van Kampen American Capital
  Harbor Fund...................        6,720,000               *                    (5)               100,363
Vivaldi Investments Limited.....          160,000               *                    --                  2,389
World Bank "RSBP"...............        2,000,000               *                    --                 29,870
Worldwide Transactions Ltd. ....          880,000               *                 8,555                 13,142
Zazove Aggressive Growth Fund,
  L.P. .........................          850,000               *                    --                 12,694
Zazove Convertible Fund,
  L.P. .........................        3,200,000               *                    --                 47,792
Zazove Global Convertible Fund,
  L.P. .........................          345,000               *                    --                  5,152

---------------
 *  Less than one percent.

(1) The shares of Common Stock registered hereby are calculated on an "as converted" basis using the conversion rate described on the cover page of this Prospectus.

(2) The entity is either an investment company or a portfolio of an investment company registered under Section 8 of the Investment Company Act of 1940, as amended, or a private investment account advised by Fidelity Management & Research Company ("FMR Co."). FMR Co. is a Massachusetts corporation and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, as amended, and provides investment advisory services to the Fidelity entity identified above, and to other registered investment companies and to certain other funds which are generally offered to a limited group of investors.

(3) In the ordinary course of business, Northwestern Mutual Investment Services, Inc., Robert W. Baird & Co. Incorporated, Baird/Mark Capital Group, and MGIC Mortgage Securities Corporation, each of which is a broker-dealer and affiliated with The Northwestern Mutual Life Insurance Company, may, from time to time, have acquired or disposed of, or may in the future acquire or dispose of, securities of the Company, for such broker-dealers' own accounts or for the accounts of others. Other affiliates of The Northwestern Mutual Life Insurance Company may, in the ordinary course of business, effect transactions in the securities of the Company. Only security holdings of The Northwestern Mutual Life Insurance Company are reflected. The Northwestern Mutual Life Insurance Company and its affiliates may, in the ordinary course of business, take part in transactions involving the real property of the Company.

(4) Salomon Brothers Asset Management Inc. ("SBAM") acts as discretionary investment advisor with respect to the noted accounts that hold the debentures. Accordingly, SBAM may be deemed to be the beneficial owner of such debentures. SBAM also acts as discretionary investment advisor with respect to the Gaguine Family Trust, which holds 4,000 shares of the Company's common stock. Accordingly, SBAM may be deemed to be the beneficial owner of such shares.

(5) Van Kampen American Capital Asset Management, Inc. is the securityholder's investment advisor and acts as investment advisor to other funds which beneficially own securities of the Company.

     Unless otherwise indicated, none of the Selling Securityholders has, or within the past three years has had, any position, office or other material relationship with the Company or any of its affiliates. Because the Selling Securityholders may, pursuant to this Prospectus, sell all or some portion of the Debentures or the

Registrable Securities, no estimate can be given as to the amount of the Debentures or the Registrable Securities that will be held by the Selling Securityholders upon termination of any such sales. In addition, the Selling Securityholders identified above may have sold, transferred or otherwise disposed of all or a portion of their Debentures, in transactions exempt from the registration requirements of the Securities Act, since the date on which they provided the information regarding their Debentures. See "Plan of Distribution."

     The Debentures were originally issued by the Company in a private placement on February 18, 1998 to the Initial Purchasers and were subsequently sold by the Initial Purchasers, in transactions exempt from the registration requirements of the Securities Act, to persons reasonably believed by such Initial Purchasers to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act).

     Generally, only Selling Securityholders identified above who beneficially own the Debentures set forth opposite each such Selling Securityholder's name in the foregoing table may sell such Debentures pursuant to the Shelf Registration Statement. The Company may from time to time, in accordance with the Registration Rights Agreement, include additional Selling Securityholders in supplements or amendments to this Prospectus.

          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS SEPTEMBER 2, 1998